Exhibit 10.3

THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT").

NONE OF THE SECURITIES REPRESENTED HEREBY NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THIS SECURITY AND THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.

Issue Date: November 2, 2005

Conversion Price (subject to adjustment herein):	$0.84
U.S. $150,000

5% CONVERTIBLE DEBENTURE

FOR VALUE RECEIVED, LOGICOM INC. (the “Company”) promises to pay to LA HOUGUE FINANCIAL MANAGEMENT SERVICES LIMITED or its registered assigns (the “Holder”), the principal sum of One Hundred Fifty Thousand Dollars ($150,000) in lawful currency of the United States (the “Principal Amount”) on January 31, 2006 or such earlier date as the Debenture may be permitted to be repaid as provided hereunder (the “Maturity Date”), and to pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Debenture at the rate of 5% per annum, payable on the earlier of (i) the Conversion Date (as hereafter defined) and (ii) the Maturity Date (except that, if any such date is not a Business Day, then such payment shall be due on the next succeeding Business Day) in cash. Interest shall be calculated on the basis of a 360-day year and shall accrue daily commencing on the Issue Date until payment in full of the Principal Amount, together with all accrued and unpaid interest and other amounts which may become due hereunder, has been made. Interest shall cease to accrue with respect to any part of the Principal Amount converted, provided that the Company in fact delivers the Underlying Units (as hereinafter defined) within the time period required by Section 3.3. Interest hereunder will be paid to the Person in whose

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name this Debenture is registered on the records of the Company regarding registration and transfers of Debentures. All overdue accrued and unpaid interest to be paid hereunder shall entail a late fee at the rate of 18% per annum (or such lower maximum amount of interest permitted to be charged under applicable law) (“Late Fee”) which will accrue daily, from the date such interest is due hereunder through and including the date of payment. The Company may prepay any portion of the principal amount of this Debenture without the prior written consent of the Holder.

This Debenture is subject to the following additional provisions:

1.	SUBSCRIPTION AGREEMENT.
1.1

This Debenture has been issued pursuant to a subscription agreement between the Company and the Holder dated November 2, 2005 (the “Subscription Agreement”) pursuant to which the Holder purchased this Debenture, and this Debenture is subject in all respects to the terms of the Subscription Agreement, including the registration rights set forth therein, and incorporates the terms of the Subscription Agreement to the extent that they do not conflict with the terms of this Debenture. This Debenture may be transferred or exchanged only in compliance with the Subscription Agreement and applicable securities laws and regulations.

2.	EVENTS OF DEFAULT.
2.1

“Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(a)

any default in the payment of (A) the Principal Amount, or (B) interest (including Late Fees) on, or liquidated damages in respect of, this Debenture, in each case free of any claim of subordination, as and when the same shall become due and payable (whether on a Conversion Date or the Maturity Date or by acceleration or otherwise) which default, solely in the case of an interest payment or other default under item (B) above, is not cured within 3 Trading Days (as defined in Section 5.1(l), below);

(b)

the Company shall fail to observe or perform any other covenant or agreement contained in this Debenture or the Subscription Agreement [other than a breach by the Company of its obligations to deliver Underlying Units to the Holder upon conversion which breach is addressed in Section 2.1(g) below] which failure is not cured, if possible to cure, within 10 calendar days after notice of such default is sent by the Holder to the Company;

(c)

a default or event of default (subject to any grace or cure period provided for in the applicable agreement, document or instrument) shall occur under any material agreement, lease, document or instrument to which the Company or any Subsidiary is bound other than this Debenture or the Subscription Agreement;

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(d)

the Company or any of its subsidiaries (each a “Subsidiary”) shall commence, or there shall be commenced against the Company or any Subsidiary a case under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company or any Subsidiary commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any Subsidiary or there is commenced against the Company or any Subsidiary any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 60 days; or the Company or any Subsidiary is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any Subsidiary suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or the Company or any Subsidiary makes a general assignment for the benefit of creditors; or the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company or any Subsidiary shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Company or any Subsidiary shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company or any Subsidiary for the purpose of effecting any of the foregoing;

(e)

the Common Stock shall not be eligible for quotation on or quoted for trading on its principal trading market and shall not again be eligible for and quoted or listed for trading thereon within five Trading Days;

(f)

the Company shall be a party to any Change of Control Transaction (as hereinafter defined), shall agree to sell or dispose of all or in excess of 33% of its assets in one or more transactions (whether or not such sale would constitute a Change of Control Transaction) or shall redeem or repurchase more than a de minimis number of its outstanding shares of Common Stock or other equity securities of the Company except as may be contemplated in the Share Exchange Agreement (as hereinafter defined);

(g)

the Company shall fail for any reason to deliver certificates to the Holder prior to the fifth Trading Day after a Conversion Date pursuant to and in accordance with Section 3.3 or the Company shall provide notice to the Holder, including by way of public announcement, at any time, of its intention not to comply with any request for conversion of this Debenture in accordance with the terms hereof; or

2.2

If any Event of Default occurs, the full Principal Amount, together with interest and other amounts owing in respect thereof to the date of acceleration shall become, at the Holder’s election, immediately due and payable in cash. Commencing 5 days after the occurrence of any Event of Default that results in the eventual acceleration of this Debenture, the interest rate on this Debenture shall accrue at the rate of 18% per annum, or such lower maximum amount of interest permitted to be charged under applicable law. Upon

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payment of the full Principal Amount, together with interest and other amounts owing in respect thereof, in accordance herewith, this Debenture shall promptly be surrendered to or as directed by the Company. The Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by the Holder at any time prior to payment hereunder and the Holder shall have all rights as a Debenture holder until such time, if any, as the full payment under this Section shall have been received by it. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

3.	CONVERSION.
3.1

At any time after the Issue Date until this Debenture is no longer outstanding, this Debenture shall be converted into Underlying Units either (A) automatically, without notice or election, immediately prior to the effective time of the closing of the transactions contemplated in the Share Exchange Agreement or (B) at the option of the Holder, in whole or in part at any time and from time to time. The Holder shall effect conversions by delivering to the Company the form of Notice of Conversion attached hereto as Annex A (a “Notice of Conversion”), specifying therein the principal amount to be converted and the date on which such conversion is to be effected (a “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is provided hereunder. To effect conversions hereunder, the Holder shall not be required to physically surrender the Debenture to the Company unless the entire principal amount of this Debenture plus all accrued and unpaid interest thereon has been so converted. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Debenture in an amount equal to the applicable conversion. The Holder and the Company shall maintain records showing the principal amount converted and the date of such conversions. The Company shall deliver any objection to any Notice of Conversion within three business days of receipt of such notice. The Holder, by acceptance of this Debenture, acknowledges and agrees that, by reason of the provisions of this paragraph, following conversion of a portion of this Debenture, the unpaid and unconverted principal amount of this Debenture may be less than the amount stated on the face hereof.

3.2

The number of Underlying Units issuable upon a conversion shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Debenture to be converted by (y) the Conversion Price.

3.3

Not later than five Trading Days after any Conversion Date, the Company will deliver to the Holder (i) a certificate or certificates representing the Common Shares and the Warrants comprising the Underlying Units which shall be free of restrictive legends and trading restrictions (other than those required by the Subscription Agreement) representing the number of shares of Common Stock being acquired upon the conversion of Debentures, and (ii) a check in the amount of accrued and unpaid interest.

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3.4

If the Company fails for any reason to deliver to the Holder such certificate or certificates pursuant to Section 3.3 by the fifth Trading Day after the Conversion Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of principal amount being converted, $5 per Trading Day for each Trading Day after such third Trading Day until such certificates are delivered. The Company’s obligations to issue and deliver the Underlying Units upon conversion of this Debenture in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Underlying Units; provided, however, such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Holder. Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 2 herein for the Company’s failure to deliver Underlying Units within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holders from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

3.5	The conversion price in effect on any Conversion Date shall be equal to $0.84 (subject to adjustment herein).
3.6

If the Company, at any time while this Debenture is outstanding: (A) shall pay a stock dividend or otherwise make a distribution or distributions in shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (excluding, however, any share dividend to be declared by the Company as contemplated in the Share Exchange Agreement, for which there shall be no adjustment), (B) subdivide outstanding shares of Common Stock into a larger number of shares, (C) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issue by reclassification of shares of the Common Stock any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

3.7

The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of the Debentures, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder, not less than

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such number of shares of the Common Stock as shall (subject to any additional requirements of the Company as to reservation of such shares set forth in the Subscription Agreement) be issuable upon the conversion of the outstanding principal amount of the Debentures and the exercise of any Warrants issued upon a Conversion. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid and nonassessable.

3.8

Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of the Common Stock, and the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

4.	NOTICES
4.1

Any and all notices or other communications or deliveries to be provided by the Holders hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above, facsimile number (604) 683-1350, Attn: President or such other address or facsimile number as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service addressed to the Holder at the facsimile telephone number or address of such Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 5:30 p.m. (Pacific Standard Time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 5:30 p.m. (Pacific Standard Time) on any date and earlier than 11:59 p.m. (Pacific Standard Time) on such date, (iii) the second business day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

5.	DEFINITIONS.
5.1

For the purposes hereof, in addition to the terms defined elsewhere in this Debenture: (i) capitalized terms not otherwise defined herein have the meanings given to such terms in the Subscription Agreement, and (ii) the following terms shall have the following meanings:

(a)

“Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or Canada or a day on which banking institutions in the State of Nevada or the Province of British Columbia are authorized or required by law or other government action to close.

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(b)

“Change of Control Transaction” means the occurrence after the date hereof of any of (i) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 33% of the voting securities of the Company, or (ii) a replacement at one time or within a three year period of more than one-half of the members of the Company's board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), or (iii) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i) or (ii). Notwithstanding the foregoing, the transactions contemplated in the Share Exchange Agreement shall not constitute a Change of Control as contemplated herein.

(c)	“Commission” means the Securities and Exchange Commission.
(d)	“Common Stock” means the common stock, par value $0.001 per share, of the Company and stock of any other class into which such shares may hereafter have been reclassified or changed.
(e)	“Conversion Date” shall have the meaning set forth in Section 3.1 hereof.
(f)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.
(g)	“Issue Date” shall have the meaning shown on the first page of this Debenture.
(h)	“Person” means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.
(i)

“Subscription Agreement” means the Securities Subscription Agreement, dated as of November 2, 2005, to which the Company and the Holder are parties, as amended, modified or supplemented from time to time in accordance with its terms.

(j)	“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
(k)

“Share Exchange Agreement” means the share exchange agreement dated November 2, 2005, between the Company, Skin Shoes, Inc. and all of the stockholders of Skin Shoes, Inc. whereby the Company proposes to acquire all of the issued and outstanding securities of Skin Shoes, Inc.

(l)	“Trading Day” means a day on which the shares of Common Stock are traded on a trading market on which the shares of Common Stock are then listed or quoted,

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provided, that in the event that the shares of Common Stock are not listed or quoted, then Trading Day shall mean a Business Day.

(m)	“Underlying Unit” means a unit consisting of one Common Share and one-half of one Warrant.
(n)	“Warrant” means a share purchase warrant entitling the holder to purchase one Common Share for a purchase price of $1.00 for a period of 36 months from the date of issue of the Warrant.
6.	MISCELLANEOUS.

Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Principal Amount and interest and Late Fees (if any) on, this Debenture at the time, place, and rate, in United States currency, as herein prescribed. This Debenture is a direct debt obligation of the Company. As long as this Debenture is outstanding, the Company shall not and shall cause it Subsidiaries not to, without the consent of the Holder, (a) amend its certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of the Holder; (b) repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its Common Stock or other equity securities other than as to the Underlying Units; or (c) enter into any agreement with respect to any of the foregoing.

7.	REPLACEMENT OF DEBENTURE IF LOST OR DESTROYED.

If this Debenture shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed Debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Company.

8.	OTHER INDEBTEDNESS

So long as any portion of this Debenture is outstanding, the Company will not and will not permit any Subsidiary or other affiliate to, directly or indirectly, enter into, create, incur, assume or suffer to exist any indebtedness or liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom that is senior to, or pari passu with, in any respect, the Company’s obligations under this Debenture without the prior consent of the Holder.

9.	GOVERNING LAW.

All questions concerning the construction, validity, enforcement and interpretation of this Debenture shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada, without regard to the principles of conflicts of law thereof.

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10.	WAIVERS

Any waiver by the Company or the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Company or the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture. Any waiver must be in writing.

11.	USURY

If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Debenture as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

12.	NEXT BUSINESS DAY

Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

IN WITNESS WHEREOF, the Company has caused this Convertible Debenture to be duly executed by a duly authorized officer as of the date first above indicated.

LOGICOM INC.
By: /s/ Gary Musil GARY MUSIL President

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ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal under the 5% Convertible Debenture of Logicom Inc., a Nevada corporation (the “Company”), due on January 31, 2006, into units (each a “Unit”), with each Unit consisting of one share of common stock, par value $0.001 per share (the “Common Stock”) and one-half of one share purchase warrant (with each whole warrant being a “Warrant”), of the Company according to the conditions hereof, as of the date written below. If Units are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any. Each Warrant shall entitle the Holder to purchase one share of Common Stock at an exercise price of $1.00 for a period of 36 months from the date of issue.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.

Conversion calculations:

Date to Effect Conversion:

Principal Amount of Debentures to be Converted:

Number of shares of Common Stock to be issued:

Number of Warrants to be issued:

Signature:

Name:

Address: